EXHIBIT TO ITEM 77C
Touchstone Strategic Trust

At a Special Meeting of Shareholders of Touchstone Funds Group Trust, Touchstone Institutional Funds Trust, Touchstone Investment Trust, Touchstone Strategic Trust, Touchstone Tax-Free Trust and Touchstone Variable Series Trust (collectively, the "Touchstone Trusts") held on August 2, 2013 shareholders of the Touchstone Trusts voted to elect Mses. Jill T. McGruder and Susan J. Hickenlooper and Messrs. Phillip R. Cox, William
C. Gale, Kevin A. Robie, and Edward J. VonderBrink as Trustees to the Touchstone Trusts. Messrs. H. Jerome Lerner and Donald
C. Siekmann were not part of the election but will continue to serve as Trustees of the Touchstone Funds until 2014.

The results of the voting are as follows:

TRUST       PROPOSED TRUSTEE        For            Against      Abstain

TOUCHSTONE FUNDS GROUP TRUST

            Jill T. McGruder   518,562,199.191   6,384,179.312   0.000

            Susan J.           518,936,408.667   6,009,969.836   0.000
            Hickenlooper

            Phillip R. Cox     518,516,154.150   6,430,224.353   0.000

            William C. Gale    518,825,256.734   6,121,121.769   0.000

            Kevin A. Robie     518,636,926.508   6,309,451.995   0.000

            Edward J.          517,910,145.450   7,036,233.053   0.000
            VonderBrink

TOUCHSTONE INSTITUTIONAL FUNDS
            TRUST

           Jill T. McGruder     96,750,692.419   2,648,148.741   0.000

           Susan J.             96,488,135.236   2,910,705.924   0.000
           Hickenlooper

           Phillip R. Cox       92,419,273.625   6,979,567.535   0.000

           William C. Gale      96,758,574.292   2,640,266.868   0.000

           Kevin A. Robie       96,697,646.782   2,701,194.378   0.000

           Edward J.            96,555,274.312   2,843,566.848   0.000
           VonderBrink


TOUCHSTONE INVESTMENT TRUST

             Jill T. McGruder   681,484,847.446   2,022,088.288   0.000

             Susan J.           681,519,338.960   1,987,596.774   0.000
             Hickenlooper

             Phillip R. Cox     680,716,446.712   2,790,489.022   0.000

             William C. Gale    680,774,950.530   2,731,985.204   0.000

             Kevin A. Robie     680,760,911.212   2,746,024.522   0.000

             Edward J.          680,635,015.472   2,871,920.262   0.000
             VonderBrink

Touchstone Strategic Trust

             Jill T. McGruder   149,862,983.412   2,883,941.662   0.000

             Susan J.           149,802,598.909   2,944,326.165   0.000
             Hickenlooper

             Phillip R. Cox     149,727,714.736   3,019,210.338   0.000

             William C. Gale    149,906,896.481   2,840,028.593   0.000

             Kevin A. Robie     149,819,128.289   2,927,796.785   0.000

             Edward J.          149,718,066.808   3,028,858.266   0.000
             VonderBrink

Touchstone Tax-Free Trust

            Jill T. McGruder    194,663,139.146     186,754.449   0.000

            Susan J.            192,870,432.553   1,979,461.042   0.000
            Hickenlooper

            Phillip R. Cox      194,735,782.415     114,111.180   0.000

            William C. Gale     194,735,993.674     113,899.921   0.000

            Kevin A. Robie      194,735,841.094     114,052.501   0.000

            Edward J.           194,693,078.154     156,815.441   0.000
            VonderBrink







TOUCHSTONE VARIABLE SERIES
           TRUST

            Jill T. McGruder     60,813,410.255     738,291.868   0.000

            Susan J.             60,741,693.172     810,008.951   0.000
            Hickenlooper

            Phillip R. Cox       60,814,719.419     736,982.704   0.000

            William C. Gale      60,851,969.811     699,732.312   0.000

            Kevin A. Robie       60,827,628.012     724,074.111   0.000

            Edward J.            60,591,180.667     960,521.456   0.000
            VonderBrink